Exhibit 99.1

Helena, September 27, 2011/PRNewswire/---BAKKEN RESOURCES, INC. (OTCBB:BKKN) ("BRI", the "COMPANY") is pleased to announce it has entered into a Mineral Property Sale and Purchase Agreement (the "Agreement") with John L. Reely ("REELY") and Lincoln Green, Inc. ("LGI) (collectively referred to as "REELY-LGI") for the acquisition of certain oil and gas mineral rights owned by REELY-LGI, located in Glacier County, Montana. The leases relate to mineral rights covering approximately 1,100 acres.  Located near Duck Lake, Montana, these leases are thought to be also geographically in an area also referred to as the "Alberta Bakken," thought to be an extension of the Bakken basin that stretches from North Dakota across to Montana, extending up into Canada. These mineral leases will augment BRI's current operations as management continues its corporate growth plan of acquiring, exploring/exploiting and developing oil and natural gas properties with near-term potential. Val Holms, BRI's CEO and President stated: "We believe these leases in the Alberta Bakken further allow BRI to execute on its corporate mandate: to increase shareholder value via strategic acquisitions or transactions in which all or a portion thereof will be converted into production utilizing experienced industry partners."

ABOUT BAKKEN RESOURCES, INC.

BAKKEN RESOURCES, INC. is an oil and gas exploration/exploitation and development company with activities currently focused on mineral leases in North Dakota and Montana. This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, including, among others, statements and projections regarding BRI’s future financial position, operations, performance, business strategy, returns, budgets, reserves, levels of production and costs and statements regarding the plans and objectives of BRI’s management for future operations, are forward-looking statements. BRI typically uses words such as "expect," "anticipate," "estimate," "project," "strategy," "intend," "plan," "target," "goal," "may," "will" and "believe" or the negative of those terms or other variations or comparable terminology to identify its forward-looking statements. In particular, statements, express or implied, concerning BRI’s future operating results and returns are forward-looking statements. Forward-looking statements are not guarantees of performance.

INVESTOR CONTACT:

Joel F. Brownstein

Joel@bakkenresourcesinc.com

917-544-9108